Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 Nos. 333-275143 and 333-278563 of our report dated March 31, 2025, relating to the audit of the financial statements of Safe and Green Development Corporation as of December 31, 2024 and for the period then ended, included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

March 31, 2025